Compensation Committee Charter
Purpose

The Compensation Committee (the "Committee") is a standing committee of the Board of Directors. The Committee shall have the sole authority to determine the compensation of the Company’s executive officers and such other employees as the Committee may decide. The Committee shall also prepare a report on executive compensation for inclusion in Constitution Mining Corp’s (“Company”) annual proxy statement.

Structure and Organization

The membership of the Committee will consist of at least three directors, each of whom must be independent as defined under NASDAQ Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c)).  Notwithstanding the foregoing, the Board may appoint one director as member who fails to satisfy the appropriate independence standards and is not a current officer or employee or a family member of an officer or employee, if the Board, under exceptional and limited circumstances, determines that such director's membership on the Committee is required by the best interests of the Company and its shareholders, and the Board discloses, in the proxy statement for the next annual meeting subsequent to such determination the nature of the relationship and the reasons for the determination.  A member appointed under this exception shall not serve longer than two years as a member of the Committee.

The membership of the Committee will each be free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Committee members are appointed by, and may be replaced by, the Board.  All potential Committee members must complete a Director Independence Questionnaire prior to being formally appointed by the Board to serve on the Committee.

The Committee will have the authority to retain independent legal or other consultants as advisors. The Company will provide for funding, as determined by the Committee, for payment of compensation to the independent advisors or consultants.

At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings. Additional meetings may be scheduled as required.

Chair

In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint by the majority vote of the full Committee membership, from among their number, a person to preside at their meetings.

The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

Compensation

The compensation of Compensation Committee members shall be as determined by the Board of Directors.

Selection and Removal

Members of the Compensation Committee shall be selected and appointed by the Board of Directors. The Board of Directors may remove members of the Compensation Committee from such committee, with or without cause.

Compensation Matters

The Committee will oversee and evaluate the Company’s overall compensation structure, policies and programs, and assess whether these establish appropriate incentives and leadership development for management and other employees.  The Committee will oversee the Company’s total rewards program in order to attract and retain key talent and promote the Company’s best place to work initiative.  The activities of the Compensation Committee as set forth herein are set forth as a guide with the understanding that the Committee may diverge from this guide in accordance with applicable laws.

1)
CEO Compensation.  The Compensation Committee shall annually review and approve corporate goals and objectives for purposes of determining the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation.  In determining the long-term incentive component of Chief Executive Officer compensation, the Committee may consider such factors as the Company’s performance and relative shareholder return, the value of similar incentive grants or awards to chief executive officers at comparable companies, and the grants or awards given to the Chief Executive Officer in past years.

2)
Executive Officer Compensation. The Compensation Committee shall review and approve, or recommend for approval by the Board of Directors, the compensation of the CEO and the Company’s other executive officers, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation. The Compensation Committee shall meet without the presence of executive officers when approving or deliberating on CEO compensation but may, in its or their discretion, invite the CEO to be present during the approval of, or deliberations with respect to, other executive officer compensation.

3)	Director Compensation. The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to director compensation.

Plan Recommendations and Approvals

The Compensation Committee shall periodically:

a.	review and make recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans as appropriate

b.	provide for accelerated vesting options, SARs and restricted stock

c.	determine the post-termination exercise periods for options and SARs, in connection with divestitures

Approve Employment Agreements

The Committee will review and approve employment agreements and severance for the CEO and other executive officers, including change-in-control provisions, plans or agreements.

Compensation Committee Report on Executive Compensation

The Compensation Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 402(k) of Regulation S-K.

Compensation Committee Report on Repricing of Options/SARs

If during the last fiscal year of the Company (while the Company was a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)) any adjustment or amendment was made to the exercise price of any stock option or stock appreciation right previously awarded to a “named executive officer” (as such term is defined from time to time in Item 402(a)(3) of Regulation S-K), the Compensation Committee shall furnish the report required by Item 402(i) of Regulation S-K.

External Reporting of Compensation Matters

The Committee will make an annual report on executive compensation in the Company’s proxy statement as required by the rules of the U.S. Securities and Exchange Commission (“SEC”).

Oversight of Employee Benefit Plans

The Committee shall approve any tax-qualified, non-discriminatory employee benefit plans (and any parallel nonqualified plans) for which stockholder approval is not sought and pursuant to which options or stock may be acquired by officers, directors, employees or consultants of the Company.  The Committee will monitor the effectiveness of non-equity based benefit plan offerings, in particular benefit offerings and perquisites pertaining to executives, and will review and approve any new material employee benefit plan or change to an existing plan that creates a material financial commitment by the Company. In its discretion, the Committee may otherwise approve, amend, modify, ratify or interpret the terms of, or terminate any non-equity base benefit plan or delegate such authority to the extent set forth in this Charter.

Oversight of Equity-Based and Incentive Compensation Plans

The Compensation Committee shall exercise all rights, authority and functions of the Board of Directors under all of the Company’s incentive compensation plans (including but not limited to: stock option, stock appreciation rights, service award programs stock incentive, employee stock purchase and other equity-based plans), including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; provided, however, that, except as otherwise expressly authorized to do so by a plan or resolution of the Board of Directors, the Compensation Committee shall not be authorized to amend any such plan. To the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company.

Monitor Workforce Management Programs

The Committee will monitor the effectiveness of workforce management programs that are global in scope, including global restructuring programs.

Monitor Director and Executive Stock Ownership

The Committee will monitor compliance by executive officers and directors with the Company’s stock ownership guidelines and periodically review such guidelines.

Perform Annual Evaluation

The Committee will annually evaluate the performance of the Committee and the adequacy of the Committee’s charter.

Meetings and Procedures

The Committee will meet as often as may be deemed necessary or appropriate in its judgment, but not less frequently than annually.  The Committee may meet either in person or telephonically, and at such times and places as the Committee determines.  The majority of the members of the Committee shall be present to constitute a quorum for the transaction of the Company’s business.  The Committee shall report regularly to the full Board with respect to its activities.  As a matter of practice, the Committee expects to discuss significant matters, as determined by the Committee, with the full Board prior to taking final action on such matters.

Subcommittees

The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.  Subcommittee(s) will consist of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.  In addition, the Committee may delegate to one or more individuals the administration of equity incentive or employee benefit plans, unless otherwise prohibited by law or applicable stock exchange rules. Any such delegation may be revoked by the Committee at any time.

Reports to Board

The Compensation Committee shall report regularly to the Board of Directors.

Consulting Arrangements

The Compensation Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to commission compensation surveys or studies as the need arises. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such consultants as established by the Compensation Committee.

Independent Advisors

The Compensation Committee shall have the authority, without further action by the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Compensation Committee.

Investigations

The Compensation Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Compensation Committee or any advisors engaged by the Compensation Committee.

Charter Approval

This charter was approved by the Board of Directors on September 16, 2008.